MATERIAL TRANSFER AGREEMENT


This Material Transfer Agreement (together with its Exhibits referred to herein as the "Agreement") governs the transfer of certain substances from time to time from Biosyntech Limited having its place of business at 475, boul. Armand-Frappier, Laval, QC Canada, H7V 4B3 to BIOMET Corporation ("BIOMET") Airport Industrial Park, P.O. Box 587, Warsaw, IN 46581-0587.

1. Background. BIOMET desires to obtain samples of Biosyntech's proprietary biomaterial described in Exhibits A (such biomaterial, together with its progeny, derivatives or improvements is referred to herein as the "Biomaterial") to evaluate the Biomaterial's suitability in its orthopaedic applications research, referred herin as "research" set forth in Exhibit A.

2. The Biomaterial and the research. Biosyntech will supply BIOMET with such quantities of the Biomaterial as BIOMET may reasonably request and as Biosyntech may make available, in its sole discretion, from time to time. However, Biosyntech shall be under no obligation to supply any Biomaterial at any time and may cancel the supply of Biomaterial at any time without advance notice. BIOMET will use the Biomaterial and any product or process derived from the use of the Biomaterial solely in its Research set forth in Exhibits A and for no other purpose. The Research will be conducted solely by BIOMET at its research facilities or by a third party contractor at their facilities. None of the Biomaterial will be transferred or sold to third parties other than the aforesaid third party contractors. BIOMET WILL NOT USE THE BIOMATERIAL FOR TESTING IN OR TREATMENT OF HUMAN SUBJECTS. BIOMET acknowledges that the
Biomaterial is experimental and will comply with all laws and regulations applicable to its handling and use. Any Biomaterial remaining upon completion of the Research will be returned to Biosyntech.

3. In Vivo Studies. If Biosyntech or BIOMET is using the Biomaterial for non-human in vivo studies, it will comply with all applicable federal, state and local laws and regulations.

4. Inventions

In the course of evaluation of the Biomaterial's suitability in its orthopaedic applications research, inventions may be developed which may be patentable due to the superior characteristics and properties of Biosyntech's product. Therefore, the parties shall jointly own inventions that are either made by the parties' employees or consultants jointly or inventions that are made solely by Biomet's employees and consultants where the patentability of such inventions is attributable in whole or in part to the use of Biosyntech's material.

At Biosyntech's request, BIOMET will advise and update Biosyntech on the progress and results of the Research subject to Section 6.

5. No Licence. Biosyntech retains all rights and title in and to the Biomaterial and all related Biosyntech intellectual property rights, including without limitation, any patents, patent applications, copyrights and copyright applications, subject to the limited right of use granted to BIOMET herein to carry out the Research, and retains the right to have any Biomaterial destroyed and any Biomaterial returned to Biosyntech or disposed of upon request. BIOMET understands that no other right or license to the Biomaterial is granted or implied as a result of Biosyntech's sending the Biomaterial to it. Nothing contained in this Agreement shall restrict Biosyntech's right to disclose, use, sell, assign, transfer or distribute the Biomaterial to any other entity for commercial or non-commercial purposes. BIOMET retains all right and title in and to the Instruments and all related BIOMET intellectual property rights, including without limitation, any patents, patent applications, copyrights and copyright applications. Nothing contained in this Agreement shall restrict BIOMET's right to


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disclose,  use, sell assign, transfer or distribute the Instruments to any other entity for commercial or non commercial purposes.

6. Confidentiality. Subject to Section 4.3 hereof, for a period of 5 years from the date of this Agreement, neither party will disclose or publish the results of the Research to third parties other than in confidence to its directors, officers, employees, consultants, corporate partners or potential corporate partners. With the exception of the results of the Research, any confidential or proprietary information provided by Biosyntech to BIOMET shall be considered Biosyntech's Proprietary Information and for a period of five years from the date of disclosure of any Biosyntech Proprietary Information hereunder, BIOMET agrees that it will hold in confidence and not disclose or make available to any third party, any Biosyntech Proprietary Information disclosed to it by or on behalf of Biosyntech, will not use such Biosyntech Proprietary Information for any purpose other than as advised or directed by Biosyntech and will not exploit such Biosyntech Proprietary Information for its own benefit or the benefit of another without the prior written consent of Biosyntech. With the exception of the results of the Research, any confidential or proprietary information provided by BIOMET to Biosyntech shall be considered BIOMET Proprietary Information and for a period of five years from the latest date of disclosure of any BIOMET Proprietary Information hereunder, Biosyntech agrees that it will hold in confidence and not disclose or make available to any third party, any BIOMET Proprietary Information disclosed to it by or on behalf of BIOMET, will not use such BIOMET Proprietary Information for any purpose other than as advised or directed by BIOMET, and will not exploit such BIOMET Proprietary Information for its own benefit or the benefit of another without the prior written consent of BIOMET. Biosyntech Proprietary Information and BIOMET Proprietary Information shall not include information which:

a) is known to the public at the time of disclosure by the disclosing party or become so known through no wrongful act on the part of the receiving party, but only after it becomes so publicly known;

b) is in the receiving party's possession at the time of disclosure by the disclosing party, as evidenced by written records;

c) becomes known to the receiving party through disclosure by sources not under an obligation to the disclosing party to maintain such information in confidence as evidenced by written records;

d) is independently developed by or on behalf of the receiving party without reference to or reliance on the Proprietary Information of the disclosing party, as evidenced by written records.

7. NO WARRANTY. THE BIOMATERIAL IS PROVIDED TO BIOMETAS-IS AND WITHOUT WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY , TITLE OR FITNESS FOR A PARTICULAR PURPOSE AND WITHOUT ANY REPRESENTATION OR WARRANTY THAT THE USE OF THE BIOMATERIAL WILL NOT INFRINGE ANY PATENT, OR OTHER RIGHTS.

8. Indemnification. To the extent permitted under governing law, BIOMET will indemnify and hold Biosyntech harmless from any claims or liability resulting from BIOMET's use, handling or storage of the Biomaterial except insofar as such claims or liability result from Biosyntech's negligence or wrongdoing, subject to Biosyntech providing prompt written notice of any such claim or liability and BIOMET having the right to control the defence and/or settlement of such claim; and to the extent Biosyntech has been negligent or engaged in wrongdoing, Biosyntech shall indemnify BIOMET to the extent permitted under governing law subject to BIOMET providing prompt written notice of any


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such claim or liability and  Biosyntech  having the right to control the defence and/or settlement of such claim.

9. Termination. Either party may terminate this Agreement on thirty (30) days prior written notice to the other party. Upon termination, BIOMET shall destroy any Biomaterial, shall immediately return to Biosyntech all Biosyntech Proprietary Information provided by Biosyntech, and all Biomaterial and all of BIOMET's right to use the Biomaterial shall end. Following termination, neither party shall have any further obligation under this Agreement, except that
Section 5 through 10 shall survive termination.

10. Modifications. This Agreement supersedes all prior agreements, written or oral, including the Confidential Disclosure Agreement dated __________ between Biosyntech and BIOMET related to the subject matter of this Agreement provided that the obligations of confidentiality and non-use attaching to the Proprietary Information disclosed under such Confidential Disclosure Agreement shall survive its termination. This Agreement may not be modified, changed or discharged, in whole or in part, except by an agreement in writing signed by the Biosyntech and BIOMET.

11. Third Partie. Biosyntech and BIOMET hereby represent that the acceptance of the Biomaterial in accordance with, and the performance of all the terms of this Agreement do not and will not breach or conflict with any other agreement or arrangement to which Biosyntech or BIOMET is a party.

12. Bailment. It is the intent of the parties that the transfer of Biomaterial to BIOMET be considered a bailment, and shall be considered neither a conditional nor an unconditional sale. Any monies transferred in conjunction with the transfer Biomaterial and information shall be only to cover the costs associated with the transfer, and shall not represent consideration for an exchange of title thereto.

13. Miscellaneous. This Agreement (a) may not be assigned or transferred by any party without the prior written consent of the other party, except that Biosyntech or BIOMET may assign this Agreement to an affiliated BIOMET or in connection with the merger, consolidation or sale of all or substantially all of its assets and (b) shall be governed by and construed in accordance with the laws of the Province of Quebec, Canada.



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IN WITNESS  WHEREOF,  Biosyntech  and BIOMET have caused  this  Agreement  to be executed in their properly and duly authorized officers or representatives.



Biosyntech Limited

Name: /s/ Francois Binette
      --------------------
          Francois Binette

Title:   Vice-President Research and Development

Date: __________________________________

Biosyntech Limited
475, boul. Armand-Frappier
Laval (QC) H7V 4B3
Canada

Phone: (450) 686-2437
Facsimile: (450) 686-8952



BIOMET Corporation*

Name:  /s/
       -----------------------------

Title: _____________________________

Date: ______________________________

Airport Industrial Park
P.O. Box 587
Warsaw, IN 46581-0587
Phone: (219) 267-6639
Facsimile: (219) 268-2742